Exhibit (e)(xix) under Form N-1A.
                                    Exhibit (1) under Item 601/Reg. S-K.



                                  Exhibit CC
                                    to the
                            Distributor's Contract
                            FEDERATED EQUITY FUNDS

                        Federated Strategic Value Fund
                             Institutional Shares

   In consideration of the mutual covenants set forth in the Distributor's Contract dated June 1, 1995 between Federated Equity Funds and Federated Securities Corp., Federated Equity Funds executes and delivers this Exhibit with respect to the Institutional Shares thereof, first set forth in this Exhibit.

   Witness the due execution hereof this 1st day of March, 2005.

                                    Federated Equity Funds



                                    By:  /s/ J. Christopher Donahue
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title: President


                                    Federated Securities Corp.



                                    By:  /s/ James F. Getz
                                       ---------------------------
                                    Name:  James F. Getz
                                    Title:  President-Broker/Dealer